Exhibit 10.47

AMENDMENT TO

MEMC ELECTRONIC MATERIALS, INC.

STOCK UNIT AWARD AGREEMENT

For Officers (Time Vesting)

                    , 20

2001 Equity Incentive Plan

THIS AMENDMENT TO THE AGREEMENT is effective                     , 20    , between MEMC Electronic Materials, Inc. (the “Company”) and                                  (the “Participant”).

WHEREAS, the Company and Participant entered into an Agreement dated                      (the “Agreement”), whereby the Company granted to the Participant              Stock Unit Awards pursuant to the MEMC Electronic Materials, Inc. 2001 Equity Incentive Plan (the “Plan”);

WHEREAS, the Company and the Participant now wish to amend the Agreement as provided herein;

NOW, THEREFORE, in consideration of the mutual promises set forth in this Agreement, the parties hereto hereby agree as follows:

ARTICLE I. The third paragraph of subsection (a) of Section 4, entitled Distribution of Common Stock, is amended and restated in its entirety as follows:

Notwithstanding the foregoing, unless the Committee otherwise determines at a later date, if within the two year period following a Change in Control the Participant’s Employment is terminated by the Company without Cause or by the Participant for Good Reason, all of the Stock Unit Awards granted to the Participant hereby shall become vested as of the effective date of the termination of the Participant’s Employment with the Company. Notwithstanding the definition of “Good Reason” included in the Plan, for the purposes of this Agreement, clause (ii) of the definition of “Good Reason” shall mean “(ii) a material diminution in a Participant’s base salary.

ARTICLE II. Miscellaneous.

No Other Changes. Other than with respect to the Section of the Agreement specifically referenced above, this Amendment does not modify, change or delete any other addendum, term, provision, representation, warranty or covenant (the “Provisions”) relating to or contained in the Agreement, and all such Provisions of the Agreement shall remain in full force and effect.

MEMC Electronic Materials, Inc.

By:
Title: